UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

LanzaTech Global, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing July 13, 2025, LanzaTech Global, Inc. (the “Company”) sent the following email communication to certain stockholders of the Company.

Subject: LNZA AGM and Proxy Voting Reminder

Dear [STOCKHOLDER],

I hope all is well.  As you may know, LanzaTech’s annual stockholder meeting is scheduled to take place on Monday, July 28th.  Our understanding is that [STOCKHOLDER] has not yet voted its shares.  If that’s correct, we’d love the opportunity to speak with you for a few minutes about any questions you have about why you should support the matters being voted on at the meeting.

Even if we don’t connect, we hope that you will be able to vote your shares before the meeting, as your vote is very important.  The Board of Directors of LanzaTech strongly recommends you vote “FOR” each of the proposals to be voted on at the annual meeting.  As a reminder, you may view the proxy statement and 2024 annual report at https://www.cstproxy.com/lanzatech/2025, and you may vote your shares over the Internet at www.cstproxyvote.com using the voting control number listed on the attached copy of your proxy card or by completing your proxy card and returning it in the postage-paid envelope previously sent to you.

We appreciate your continued interest in LanzaTech and thank you for your support.